Exhibit 99.1


[OBJECT OMITTED]

Contact:     John R. Polchin                 Anna Van Lier
             Chief Financial Officer         Director, Corporate Communications
             Convera                         Convera
             703.761.3700                    703.761.3700
             jpolchin@convera.com            avanlier@convera.com


                      Convera Reports First Quarter Results

                Revenues Up 17% Year-Over-Year; 37% Sequentially


Vienna, Va., May 26, 2004 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today announced financial results for the three-month period ended April 30, 2004.

Revenue for the first quarter totaled $8.2 million, a 17% increase from the $7.0 million as reported for the year-ago quarter and a 37% sequential increase from the three-month period ended January 31, 2004. Growth in government business primarily accounted for the increase during the period. Gross profit for the three-month period ended April 30, 2004 totaled $6.3 million, resulting in a gross margin of 77%, as compared to 67% for the prior-year period.

Net loss for the three-month period ended April 30, 2004 was $4.8 million, or $0.14 per share, compared to a net loss of $5.9 million, or $0.20 per share, for the comparable year-ago period.

During the quarter the Company executed an enterprise license agreement with an existing customer within the U.S. Department of Justice enabling the expanded use of RetrievalWare throughout the Agency's field offices across the United States. In addition to this, a multi-year enterprise license arrangement was reached with an agency of the U.K. government involved in security efforts.

"Our first quarter results were largely fueled by the continued adoption of Convera technology in large government security organizations worldwide," said Patrick C. Condo, President and Chief Executive Officer of Convera. "These organizations are on the leading edge of utilizing the advanced search and discovery capabilities of RetrievalWare 8. We expect to further leverage this sector over the coming quarters while we continue to pursue growth opportunities within the commercial marketplace."

Cash and investments as of April 30, 2004 totaled $21.5 million. The larger than expected change in cash from the year-end position is directly related to the timing of certain planned collections that are now expected to be received during the second quarter of fiscal 2005.

Attached is the financial information comparing results for the three-month period ended April 30, 2004 to the same period in 2003.


About Convera
Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

                                   -- more --


Page 2 - Convera Reports First Quarter Results


This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

                            -------------------------

     The condensed, consolidated statements of operations for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts, except per share amounts, are expressed in thousands of U.S. dollars.



                                                      Three Months Ended
                                                           April 30,
                                                       2004           2003
                                                       ----           ----
                                                  (unaudited)    (unaudited)
Revenues:
   License                                         $    5,856       $    4,231
      Services                                            583            1,199
      Maintenance                                       1,731            1,530
                                                ---------------- ---------------
                                                ---------------- ---------------
           Total revenues                               8,170            6,960
                                                ---------------- ---------------
                                                ---------------- ---------------

Cost of Revenues:
   License                                                659              430
   Services                                               716            1,417
   Maintenance                                            522              463
                                                ---------------- ---------------
           Total cost of revenues                       1,897            2,310
                                                ---------------- ---------------

Gross Margin                                            6,273            4,650
                                                ---------------- ---------------

Operating Expenses:
   Sales and marketing                                  5,013            4,700
   Research and product development                     3,640            3,282
   General and administrative                           2,416            2,291
   Restructuring charges                                    -              325
                                                ---------------- ---------------
           Total operating expenses                    11,069           10,598
                                                ---------------- ---------------

Operating Loss                                         (4,796)          (5,948)

Other Income, net                                          37               51
                                                ---------------- ---------------

Net Loss                                           $   (4,759)      $   (5,897)
                                                ================ ===============
                                                ================ ===============


Net loss per common share - basic & diluted        $    (0.14)      $    (0.20)
                                                ================ ===============
                                                ================ ===============
Weighted-average number of common
   shares outstanding - basic & diluted                33,936           29,033

Page 3 - Convera Reports First Quarter Results



     The condensed, consolidated balance sheets for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts are expressed in thousands of U.S. dollars.



ASSETS                                                     April 30, 2004         January 31, 2004
                                                           --------------         ----------------
                                                             (unaudited)
Current Assets
            Cash and cash equivalents                       $       21,471         $       30,530
            Short term investments                                      71                     71
            Accounts receivable, net                                10,605                  5,464
            Prepaid expenses and other                               2,657                  2,536
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current assets                              34,804                 38,601

Other assets, net                                                    3,792                  3,984
Goodwill                                                             2,275                  2,275
Other intangible assets                                                768                    835
                                                        ---------------------- -----------------------

                  Total Assets                              $       41,639         $       45,695
                                                        ====================== =======================
                                                        ====================== =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
            Accounts payable                                $        3,290         $        2,615
            Accrued expenses                                         4,020                  4,093
            Accrued bonuses                                            829                    745
            Deferred revenues                                        3,777                  3,720
            Restructuring reserve                                      620                    620
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current liabilities                         12,536                 11,793

            Restructuring reserve, net of
              current            portion                               726                     887
            Other long-term liabilities                               1,241                  1,647
                                                        ---------------------- -----------------------
                  Total long-term liabilities                         1,967                  2,534
                                                        ---------------------- -----------------------

                  Total Liabilities                                  14,503                  14,327
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

Shareholders' Equity                                                 27,136                  31,368

                  Total Liabilities & Shareholders'
                  Equity                                    $       41,639         $        45,695
                                                        ====================== =======================


                                       ###